[This document has been translated from Chinese to English]

Equity Transfer Agreement
(the “Agreement”)

Party A (“Transferor”): Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd.
Location: Wulatehouqi Huhewenduer town
Legal representative: Xiaojing Yu

Party B (“Transferee”): Mao Huang
Identification Number: 152826195112280030

WHEREAS,

1. Party A is a registered and legally operating limited liability company in Wulatehouqi, Inner Mongolia, China. It holds 60% of equity interests in Wulatehouqi Qingshan Nonferrous Metal Development Co., Ltd. (“Qingshan Metal”). Qingshan Metal is a registered and legally operating limited liability company in Wulatehouqi, Inner Mongolia, China. It owns mining rights and related assets of the No. 2 Qingxing Copper Mine, which has the mining license number C1500002011013220103947 and a mining area of 0.6495 square kilometers. (“Qingxing Copper”).

2. Party B is a Chinese citizen. His identification number is 152826195112280030.

3. In order to further use Party A and Party B’s respective advantages and to promote the development and utilization of Qingxing Copper, Party B herewithin intends to acquire from Party A all Party A’s 60% equity interest in Qingshan Metal.

THEREFORE, through friendly negotiations on equal base, Party A and Party B have agreed on an equity transfer based on the following conditions:

I. Target Equity

Party A hereby agrees to transfer the entirety of its 60% equity interest in Qingshan Metal (the “Target Equity”) to Party B. Party B hereby agrees to buy the Target Equity from Party A.

II. Transfer Price

The price for the transfer of the Target Equity is RMB 8.50 million (Eight Million and Five Hundred Thousand Renminbi) (the “Transfer Price”). Each Party will be responsible for its own taxes incurred as a result of this transfer.

III. The Payment Method

1. Party A and Party B hereby agree that the payment of Transfer Price can offset the debts owed by Party A and its subsidiaries to Party B.

2. Within five (5) business days after this Agreement is effective, Party A and Party B will determine the amount Party A and its subsidiaries owed to Party B on the effective date of this Agreement, and both parties will sign a debt settlement agreement.

IV. Representations and Warranties

1. Party A represents and warrants the following:

(1) Party A has obtained all the necessary authorizations to sign and perform this Agreement.

(2) Party A has the full and complete ownership of the Target Equity without any defect as of the date of this Agreement.

(3) The original shareholders of Qingshan Metal are responsible for clearing and undertaking all creditor’s rights and liabilities before the effective day of this Agreement.

2. Party B represents and warrants the following:

(1) Party B has obtained all the necessary authorizations to sign and perform this Agreement.

(2) Party B’s claim as creditor to be offset by the payment of Transfer Price is legal and enforceable.

V. Administrative Transfer Matters

1. Within fifteen (15) days after the date of signing this Agreement, Party A and Party B will modify the shareholder list to include Party B or its authorized holder, and complete other administrative transfer matters (the “Administrative Transfer Matters”).

2. The Administrative Transfer Matters include transfer of all assets, rights and related licenses or certifications (including Qingshan Metal’s assets, documents, account books, seals, etc.) of Qingshan Metal. Both Parties will prepare an asset transfer list together, and each Party will sign and seal said list. Party B is in charge of making any necessary arrangements for the existing employees.

VI. Liability for breach of contract

If any party breaches this Agreement and causes a loss to the other party, the breaching party will indemnify the actual loss.

VII. Miscellaneous

1. This Agreement is made in two (2) copies. Each Party holds one (1) copy of the Agreement, and each copy is an effective legal Agreement.

2. This Agreement will be in effect from the date of stamping and signing by both parties.

3. If there is anything unresolved, all will be resolved through negotiations and a supplemental agreement will be formed based on such negotiations. The supplemental agreement will have the same legal force as this Agreement.

SIGNATURES

Party A: Wulatehouqi Qianzhen Ore Processing Co., Ltd (stamp)
Legal representative or authorized agent (signature): /s/ Xiaojing Yu

Party B: Mao Huang (signature): /s/Mao Huang

Signed at April 4th 12, 2011, in Room 1210, No. 166 Fushi Road, Zeyang Tower
Shijingshan District, Beijing.